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     DYNACRAFT EMPLOYEES STOCK OWNERSHIP PLAN AND TRUST AGREEMENT




    This is an Employees Stock Ownership Plan and Trust Agreement made at Newark, Ohio, on January 30, 1991, by and between Dynacraft Golf Products, Inc. and Pal Joey Custom Golf, Inc., hereinafter called the "Company" or the "Companies", and The Huntington Trust Co., N.A., of Columbus, Ohio, hereinafter called the "Trustee".



                                 PROVISIONS



                    Section 1.  ADOPTION OF PLAN; PURPOSE

    Effective January 1, 1991, each Company hereby adopts this Employees Stock Ownership Plan and Trust Agreement providing payments to those of its employees who meet the conditions established herein and, under certain circumstances, to the beneficiaries of such employees. Contemporaneously with the execution of this Plan, an initial contribution has been made to the Plan. The foregoing and all future contributions by the Companies to this Plan, together with the income earned thereon, shall be held, managed and administered in trust pursuant to the terms of this Plan. The Trustee hereby agrees to perform the duties stipulated herein and to administer the Plan and the Trust under the terms hereof.


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    The primary purpose of the Plan is to enable eligible employees to acquire stock ownership interests in the Company. Therefore, the trust established under the Plan is designed to invest primarily in Company stock. The Plan is hereby designated as a stock bonus plan under Section 401(a) of the Internal Revenue Code and an employee stock ownership plan under Section 4975(e)(7) of the Internal Revenue Code.


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                                Section 2.  DEFINITIONS

    Except to the extent the context otherwise requires, the terms defined in this section shall have the meanings specified herein for all purposes under this Agreement and any amendments hereto.

    PARA2.01. GENDER OF WORDS. Words of the masculine gender shall be deemed to include correlative words of the feminine and neuter genders.

    PARA2.02. SINGULAR AND PLURAL. The singular shall include the plural and the plural shall include the singular.

    PARA2.03. COMPENSATION. "Compensation" means the aggregate of the amounts paid by all of the Companies directly to an employee, up to a maximum of $209,200 per year (or such amount in excess of $209,200 as may be established by the Secretary of the Treasury from time to time pursuant to the provisions of
Section 415(d) of the Internal Revenue Code in order to take into account increases in the cost of living), as regular or overtime wages, salary, bonuses, commissions, or amounts deferred pursuant to a salary reduction agreement. It does not include reimbursements of expenses, contributions made under this or any other employee benefit or protective plan (except salary reduction contributions), or any other indirect payments. "Eligible compensation" means the compensation paid by all of the Companies to an employee in the portion of a plan year during which the employee is a participant.


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    In determining the compensation of a participant, the rules of Section
414(q)(6) of the Internal Revenue Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the participant and any lineal descendants of the participant who have not attained age 19 before the close of the year. If the $209,200 limitation is exceeded as a result of the application of the foregoing rules, then such limitation shall be prorated among the affected individuals in proportion to such individual's compensation, as determined under this PARA2.03 prior to the application of Section 414(q)
(6).

    PARA2.04.  HOUR OF SERVICE.  "Hour of service" refers to:

         (a) Each hour for which an employee is paid, or entitled to payment, for the performance of duties for the employer These hours shall be credited to the employee for the computation period or periods in which the duties are performed; and

         (b) Each hour for which an employee is paid or entitled to payment by the employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship is terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence. No more than 501 hours of service shall be credited under this subparagraph for any single continuous


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    period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations as now enacted or hereafter amended, which Regulations are incorporated herein by this reference; and

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer. The same hours of service shall not be credited under subparagraph (a) or subparagraph (b), as the case may be, and under this subparagraph (c). These hours shall be credited to the employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and

         (d) Each hour for which an employee is entitled to credit by the employer on account of an uncompensated leave of absence by reason of the pregnancy of the employee, the birth of a child of the employee, the placement of a child with the employee in connection with the adoption of such child by the employee, or for purposes of caring for a child immediately following birth or placement. No more than 501 hours of service shall be credited under this subparagraph for any single event described herein. The hours of service described in this subparagraph shall be treated as hours of

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    service for the following computation periods: (i) only in the plan year in which the absence from work begins, if the entire absence occurs in such year or such treatment is necessary to prevent a break-in-service in such year; and (ii) in any other case, in the plan year immediately following the plan year in which the absence from work begins.

    PARA2.05. YEAR OF SERVICE. "Year of service" means a plan year during which an employee performs 1,000 or more hours of service for the Company, except that for purposes of determining a participant's vested interest in that portion of Company contributions to the Plan on his behalf which is made after a 1-year break-in-service, and any increments thereto, "year of service" does not include any such year, as otherwise defined, occurring before the 1 year break-in - service until the participant has completed a year of service following the 1-year break-in-service.

    PARA2.06. 1-YEAR BREAK-IN-SERVICE. A "1-year break-in-service" shall consist of a plan year during which an employee performs 500 or less hours of service for either Company or any combination of Companies. Transfers of employment from one Company to another Company shall not be taken into account in determining whether a break-in-service has occurred.

    PARA2.07. EFFECTIVE DATE AND ANNIVERSARY DATE. "Effective date" means January 1, 1991. 'Anniversary date" means each July 1 and January 1 after January 1, 1991.


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    PARA2.08.  EMPLOYEE.  'Employee' means any person who bears to either
Company the common law relationship of employee to employer. A person's status as an employee shall not be deemed terminated by temporary absences from work, regardless of cause. A leased employee within the meaning of Section 414(n) (2) of the Internal Revenue Code (as now enacted or hereafter amended) shall be treated as an employee hereunder.

    PARA2.09. EARLY RETIREMENT DATE; NORMAL RETIREMENT DATE. The 'early retirement date' of each participant shall be the date on which such participant attains age 55 or completes six (6) years of service, whichever is later. The 'normal retirement date' of each participant shall be the date on which such participant attains age 65. A participant may remain in the employ of the Company as long after reaching his or her normal retirement date as is mutually acceptable to the Company and the participant. A participant who remains in the employ of the Company after reaching his or her normal retirement date shall be deemed to retire on the day upon which his or her employment terminates.

    PARA2.10. PARTICIPANT. A 'participant' is any person who on the effective date or any anniversary date shall have met the eligibility requirements for participation in the Plan and whose interest in the assets of the trust has not thereafter been terminated as a result of distribution or forfeiture.

    PARA2.11. PARTICIPANT'S ACCOUNTS. 'Participant's accounts' means the separate accounts to be set up by the Trustee in the


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name of each participant to which are to be credited those dollar amounts which measure the interest of such participant in the assets of the trust.

    PARA2.12. PLAN. 'Plan' means the employees stock ownership plan incorporated in this Agreement and any amendments hereto that hereafter may be adopted.

    PARA2.13. PLAN ADMINISTRATOR. The 'Plan Administrator' shall be Dynacraft Golf Products, Inc.

    PARA2.14. PLAN YEAR; LIMITATION YEAR. The 'plan year' is the Plan's accounting year of twelve (12) months commencing on January 1 of each year and ending on the following December 31. The plan year shall also include all similar periods prior to the effective date of the Plan. It shall be the computation period for purposes of making all determinations hereunder regarding years of service. The 'limitation year' is the plan year.

    PARA2.15. TOTAL AND PERMANENT DISABILITY. 'Total and permanent disability' under this Plan means total and permanent disability as defined under 42 U.S.C.A. Section 423(d) or any statute of like tenor and effect that may hereafter be enacted (i.e., as defined for Social Security purposes). However, a participant shall not be considered to be so disabled if his or her disability shall have resulted directly or indirectly from any injury or disease which was intentionally self-inflicted or which was sustained or incurred during any period of service in the armed forces of any country or while engaged in the commission of


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any felonious act.  Any participant or former participant previously determined to be totally and permanently disabled may be required to submit from time to time to examination by a physician designated or approved by the Plan Administrator in order to determine whether he or she continues to be totally and permanently disabled, but such examinations shall not be required more frequently than once in any six (6) month period. The findings from physical examinations shall be considered by the Plan Administrator in determining whether or not the participant or former participant remains totally and permanently disabled, but such findings shall not be binding upon the Plan Administrator. The existence of the total and permanent disability of any participant or former participant shall be determined by the Plan Administrator in accordance with uniform principles consistently applied, upon such evidence as is available to the Plan Administrator. If a participant or former participant claiming to be totally and permanently disabled refuses to submit to an examination by a physician as provided above, he or she shall not thereafter be eligible to receive any disability benefits under the Plan.

    PARA2.16. LINEAL DESCENDANTS. 'Lineal descendants' includes all adopted children of a participant or of descendants by blood or by adoption.

    PARA2.17. SECURITY. 'Security' means stock or any other evidence of ownership of an equity interest in a partnership,


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joint venture, association, corporation or any other form of entity, and a bond, debenture, note, certificate or any other evidence of indebtedness issued by any such entity.

    PARA2.18. COMPANY STOCK OR COMPANY'S COMMON STOCK. 'Company stock' or 'Company's common stock' means shares of capital stock issued by either Company which are shares of voting common stock and which constitute 'employer securities' under Section 409(1) of the Internal Revenue Code.

    PARA2.19. AFFILIATE. An 'affiliate' of a Company is any corporation which is a member of a 'controlled group of corporations' of which either Company is also a member. For purposes hereof, whether a corporation is a member of a controlled group of corporations shall be determined by reference to Section 1563 (a) of the Internal Revenue Code (as modified by Sections 414(b), (c) and
(m), or any statutes of like tenor and effect which may hereafter be enacted).

    PARA2.20. ANNUAL ADDITION. Except as modified by PARA4.03 hereof, the 'annual addition' for any limitation year means the sum of the following: (a) the Companies' contributions to the Plan for a participant for such limitation year; (b) the participant's contributions to the Plan for such limitation year;
(c) the forfeitures credited to the participant for such limitation year; (d) amounts allocated after March 31, 1984, to an individual medical account, as defined in Section 415(l) (2) of the Internal Revenue Code, which is part of a pension or annuity


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plan maintained by either Company; and (e) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after that date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419(A)(d)(3) of the Internal Revenue Code, under a welfare benefit fund, as defined in Section 419(e) of the Internal Revenue Code, maintained by either Company. Rollover contributions to the Plan by a participant, as defined in Sections 402(a)(5), 403(a)(4), 408(d)(3) and 409(b)(3)(C) of the Internal Revenue Code (or any statutes of like tenor and effect which may hereafter be adopted) shall not be counted as part of a participant's contributions to the Plan in computing the participant's annual addition.


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                               Section 3.  ELIGIBILITY

    PARA3.01. FULFILLMENT OF CONDITIONS. Each employee who fulfills the conditions set forth in PARA3.02 on the effective date shall become a participant on such date. Each other present or future employee shall become a participant on the anniversary date which coincides with or next follows the date upon which he or she first fulfills such conditions. An employee who is a participant at the time his or her employment terminates, regardless of the reason for such termination, and who is subsequently reemployed, shall become a participant again on the date of his reemployment.

    PARA3.02. NATURE OF CONDITIONS. In order to become a participant, an employee must have completed at least six (6) months of service with either Company or any combination of Companies. For purposes of this PARA3.02, a 'month of service' shall commence on the first day on which an employee performs an hour of service with either Company. An employee shall be credited with a month of service for each succeeding 30-day period in which he or she performs an hour of service.

    Employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d) (2) of the Internal Revenue Code) from either Company which constitutes income from sources within the United States (within the meaning of Section 86l(a)(3) of the Internal Revenue Code) are not eligible to participate in the Plan.


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    PARA3.03.  TERMINATION OF ELIGIBILITY.  A participant shall cease to be eligible to participate in the Plan as of the first day of a plan year during which he or she has a 1-year break-in-service.

    PARA3.04. INFORMATION TO BE FURNISHED TO TRUSTEE. Each Company shall furnish to the Trustee all information respecting participants and their beneficiaries which may be required for the proper discharge of the Trustee's duties.


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                              Section 4.  CONTRIBUTIONS

    PARA4.01. COMPANY CONTRIBUTIONS. For the plan year ended December 31, 1991, and for each plan year thereafter, each Company shall contribute to the trust, at such time or times as such Company may select, such amount as its Board of Directors, in such Board's absolute discretion, may determine by resolution duly adopted within the time limit prescribed by law for claiming deductions for contributions to the Plan for such plan year, but in any event each contribution by a Company shall not exceed an amount equal to the Companies' maximum permissible deduction for federal tax purposes for the plan year. Notwithstanding the foregoing provisions of this PARA4.01, the Companies shall contribute to the trust such amounts as may be required to make principal and interest payments on loans incurred by the Trustee to finance the acquisition of Company stock as provided in PARA7.05 hereof.

    The Company shall have no right, title or interest in or to any contributions to the trust made by it, and no part of any such contributions or any other assets of the trust estate shall ever revert to the Company.

    PARA4.02. ALLOCATION OF COMPANY CONTRIBUTIONS AND FORFEITURES. As of the end of each plan year, the Trustee shall allocate the Company's contributions to the trust for such plan year (regardless of whether or not such contributions have then actually been made), and all amounts which have been forfeited


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under the provisions of this Agreement during such plan year, among participants, as follows:

         (a) Allocate an amount equal to three percent (3%) of the eligible compensation of each participant for the plan year (or such lesser amount as is available) to each participant.

         (b) Allocate the balance (if any) in proportion to the eligible compensation of participants for the plan year.

         (c) Notwithstanding the provisions of subparagraphs (a) and (b), above, no portion of the Company's contributions to the trust for a plan year, nor any forfeitures, shall be allocated to any participant who has not performed at least 500 hours of service during the plan year.

    If a shareholder of either Company sells Company stock to the Plan and elects non-recognition of gain under Section 1042 of the Internal Revenue Code, no portion of the Company stock purchased in any such transaction (or any dividends or other income attributable thereto) may be allocated during the nonallocation period (as hereinafter defined) to the accounts of such shareholder; the spouse, brothers and sisters (whether by whole blood or half blood), ancestors and lineal descendants (except as hereinafter limited) of such shareholder; or any person who bears to such shareholder a relationship that is described in Section 267(b) of the Internal Revenue Code. In


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addition, no portion of the Company stock purchased in any such transaction (or any dividends or other income attributable thereto) may thereafter be allocated to any participant owning (as determined under Section 318 (a) of the Internal Revenue Code, without regard to Section 3l8(a)(2)(B)(i) of the Internal Revenue
Code) during the entire one-year period preceding the purchase, or on any valuation date, more than twenty-five percent (25%) of any class of outstanding Company stock or of the total value of any class of outstanding Company stock. To the extent that a participant is subject to the allocation restrictions described in this paragraph, he or she shall not share in the allocation of Company contributions or forfeitures.

    The nonallocation period referred to in the immediately preceding paragraph is the period beginning on the date of the Plan's purchase of Company stock from such shareholder and ending on the later of (i) the date which is ten (10) years after the date of such purchase, or (ii) the date of the plan allocation attributable to the final payment on any plan loan incurred to finance the acquisition of such stock.

    Except as hereinafter described in this 14.02, the allocation limitation provided for lineal descendants of a selling shareholder shall not apply to any such lineal descendant if the aggregate amount allocated to all such lineal descendants during the nonallocation period (as hereinabove defined) does not exceed more than five percent (5%) of the Company stock (or


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amounts allocated in lieu thereof) held by the Plan which is attributable to a sale to the Plan by any person related to such descendants (within the meaning of Section 267(c)(4) of the Internal Revenue Code) in a transaction to which
Section 1042 of the Internal Revenue Code applied.

    In addition to the allocation limitations previously described in this 14.02, if a majority shareholder of either Company sells Company stock to the Plan, no allocations of any kind shall be made to such selling shareholder or any related persons to the extent that such allocations would cause (i) the combined eligible compensation of each such selling shareholder and all related persons to exceed twenty percent (20%) of the total eligible compensation under the Plan; (ii) the total of the vested and nonvested account balances of each such selling shareholder and all related persons to exceed twenty percent (20%) of the total of all employee vested and nonvested account balances in the Plan;
(iii) the combined vested and nonvested interest of each such selling shareholder and all related persons in any separately managed fund or account (if any) within the Plan (not taking into account a separately managed fund or account within the Plan that at no time may be credited with Company stock) to exceed twenty percent (20%) of the total net assets in that fund or account; or
(iv) more than one-third of the Company contributions to the Plan to be allocated to participants who are highly compensated employees (as defined in PARA4.03 hereof).


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    For purposes of the immediately preceding paragraph, the term "majority shareholder' means any shareholder of either Company who at any time owned more than fifty percent (50%) of the common stock of either Company. The term 'related persons' means the spouse, parents, grandparents, children and grandchildren of a majority shareholder.

    PARA4.03. LIMITATION ON CONTRIBUTIONS. In no event shall the annual addition of any participant for all defined contribution plans of the Companies for any limitation year exceed the lesser of (a) twenty-five percent (25%) of the participant's eligible compensation for such plan year or (b) $30,000 or such amount in excess of $30,000 as may be established from time to time pursuant to the provisions of Section 415 of the Internal Revenue Code (or any statute of like tenor and effect which may hereafter be enacted) in order to take into account increases in the cost of living. The Companies shall not make any contributions to the Plan which will cause the annual addition of any participant for any limitation year to exceed the foregoing limitation.

    Any Company contributions which are used to pay interest on loans to acquire Financed Shares (as described in PARA7.05 hereof), and any of such Financed Shares which are allocated as forfeitures, shall not be included as annual additions; provided, however, that the provisions of this paragraph shall be applicable for any plan year only if not more than one-third of the Company contributions applied to pay principal and interest on such loan for the plan year are allocated to participants who


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are highly compensated employees.  For purposes of this paragraph, an 'highly compensated employee' is an employee who (a) is a five percent (5%) owner, (b) has eligible compensation in excess of $75,000, (c) has eligible compensation in excess of $50,000 and is in the top-paid twenty percent (20%) of employees, or
(d) is an officer of either Company and has eligible compensation in excess of fifty percent (50%) of the amount in effect under Section 415(b) (1) (A) of the Internal Revenue Code. The foregoing definition is in accordance with Section 414(q) of the Internal Revenue Code and the dollar amounts described therein shall be increased or decreased, as the case may be, from time to time in the manner described in Section 414(q).

    If either Company by "mistake of fact', as defined in Section 403(c)(2)(A)(i) of ERISA, makes a contribution to the Plan which causes the annual addition of a participant for any limitation year to exceed the foregoing limitation, the excess contribution shall be refunded to such Company within one
(1) year after it is made. Otherwise, any excess annual additions shall be used to reduce Company contributions for the next limitation year (and succeeding limitation years, as necessary) for that participant if such participant is still a participant in the Plan as of the end of such succeeding limitation year. If the participant is no longer a participant in the Plan as of the end of such succeeding limitation year, then the excess annual addition shall be held unallocated in a suspense account for such succeeding limitation year and reallocated in the next limitation


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year to all of the remaining participants in the Plan in accordance with the rules set forth in Treas. Reg. Section 1.415-6(b) (6) (i) as now enacted or hereafter amended. Such excess annual addition shall then be used to reduce Company contributions for the next limitation year (and succeeding limitation years, as necessary) for all of the remaining participants in the Plan. Excess annual additions may not be distributed to participants or former participants except as is otherwise provided in Section 6 of the Plan.

    For purposes of this PARA4.03, an excess annual addition must have been caused by an allocation of forfeitures, a reasonable error in estimating a participant's annual compensation, or such other facts and circumstances which the Commissioner finds justifiable under the rules set forth in Treas. Reg.
Section 1.415-6.

    PARA4.04. PARTICIPANT ACCOUNTS. The Plan Administrator shall maintain the following separate accounts for participants:

         (a) Company Stock Account. The Company Stock Account maintained for each participant will be credited annually with such participant's allocable share of Company stock (including fractional shares) purchased and paid for or contributed in kind to the trust. It shall also be credited annually with forfeitures (if any) of Company stock and any stock dividends paid by the Company on its stock.

         (b) Other Investment Account. The Other Investment Account maintained for each participant will be credited




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    annually with such participant's allocable share of all other assets of the trust.

         (c) Loan Suspense Account. Any Financed Shares (as defined in PARA7.05 hereof) acquired by the trust shall initially be credited to a Loan Suspense Account and will be allocated to the Company Stock Account of each participant only as payments on the loan to acquire such shares are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocation to a participant's Company Stock Account for each plan year shall be determined by multiplying the total number of Financed Shares held in the Loan Suspense Account immediately before such release by a fraction. The numerator of the fraction shall be the amount of principal and interest paid on the loan to acquire the Financed Shares for the plan year, and the denominator of the fraction shall be the sum of the numerator and the total amount of all future principal and interest payments projected to be paid on the loan to acquire such shares. For purposes of this subparagraph (c), the interest to be paid in future years shall be computed by using the interest rate in effect on the current valuation date.


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                             Section 5.  VESTING

    PARA5.01. VESTING OF COMPANY CONTRIBUTIONS. Upon termination of employment due to death, or total or permanent disability, or upon reaching normal retirement date, each participant shall have a fully vested interest in the credit balance in his or her Company contribution account; otherwise, each participant shall have only the vested interest in the credit balance in his or her Company contribution account that is set forth in the following table opposite the number of his or her years of service.

       Years                      Vested Percentage of
    of Service               Company Contribution Account
    ----------               ----------------------------

    Less than 2                                    0%
    2                                             20%
    3                                             40%
    4                                             60%
    5                                             80%
    6 or More                                    100%

The vested interest of a participant in the credit balance in his or her Company contribution account at any time shall be subject to divestment only as is provided in PARA5.02 and PARA5.03.

    If the Plan's vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a participant's vested interest, each participant with at least three (3) years of service may elect to have his or her vested interest computed under the Plan without regard to such amendment. Each such participant shall have the right to make the foregoing election at any time during the election period. For purposes of this paragraph, the election period


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shall begin on the date the plan amendment is adopted and shall end no earlier than the latest of the following dates: (i) the date which is sixty (60) days after the day the plan amendment is adopted; (ii) the date which is sixty (60) days after the day the plan amendment becomes effective, or (iii) the date which is sixty (60) days after the day the participant is issued written notice of the plan amendment by the Plan Administrator.

    PARA5.02. DIVESTMENT UPON TERMINATION OF DISABILITY. If a participant whose interest in his or her Company contribution account became fully vested by reason of total and permanent disability is determined according to the provisions of PARA2.15 to be no longer totally and permanently disabled or refuses to submit to the physical examinations required by such paragraph, such participant's vested interest in such account shall be reduced to that percentage thereof to which he or she would have been entitled under the provisions of PARA5.01 absent total and permanent disability. There shall be no obligation on the part of a participant to repay any portion of his or her Company contribution account which may have been distributed to him or her prior to the application of the provisions of this paragraph, regardless of whether or not the result is that he or she will receive a greater percentage of such account than that to which he or she would have been entitled under the provisions of PARA5.01 absent total and permanent disability.


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

    PARA5.03. FORFEITURES. Upon termination of a participant's employment for any reason other than death, retirement at or after early retirement date or normal retirement date, or total and permanent disability, or at such time as a participant is divested of a portion of his vested interest in his or her Company contribution account by virtue of the provisions of PARA5.02, the non-vested portion of the participant's Company contribution account shall be placed in a special suspense account. Each special suspense account, while it is in existence, shall be treated as though it were a participant's account for purposes of crediting or debiting any valuation adjustments made pursuant to the provisions of PARA6.01.

    In the event that a participant who has had a portion of his or her Company contribution account placed in a special suspense account is reemployed by the Company before he or she has incurred five (5) consecutive '1-year breaks-in-service" as defined in PARA2.06, there shall be restored to his or her Company contribution account the portion thereof previously placed in the special suspense account, plus any increments thereto; provided that, if he or she received a distribution under the provisions of Section 6 in connection with the termination of his or her employment, the participant pays back into the Plan the amount of such distribution before he or she has incurred five (5) consecutive '1-year breaks-in-service". Otherwise, the portion of a participant's account which is placed in a special suspense account, plus any increments thereto, shall be deemed forfeited at the end of the plan year in which the participant incurs five (5) consecutive '1-year breaks-in-service", as defined in PARA2.06, or dies, whichever is earlier, and then shall be allocated among the other participant's in accordance with the provisions of PARA4.02.

    To the extent that the amount which a participant pays back into the Plan, as hereinabove provided in this PARA5.03, is not paid in shares of Company stock, such amount shall be allocated to such participant's Other Investment Account.

                Section 6.  DETERMINATION AND DISTRIBUTION OF BENEFITS

    PARA6.01. VALUATION OF TRUST; ADJUSTMENT OF PARTICIPANT'S ACCOUNTS. The Trustee shall determine the net worth of the trust as of each December 31 and at such time or times as may be required or as the Trustee shall deem appropriate. No determination of benefits shall be based upon a determination of net worth made more than one (1) year removed from the date as of which such determination of benefits is to be made. In determining the net worth of the trust, the Trustee shall value the assets of the trust at their fair market value and may deduct any taxes and any expenses incurred in connection with the operation of the trust for which the Trustee is not assured to its satisfaction of obtaining reimbursement from the Companies. In determining the fair market values of the assets of the trust, the Trustee shall use such market values as it deems to be fair, and its judgment with reference thereto shall be binding upon all affected persons. The fair market value of Company stock shall be based upon a valuation by an independent appraiser. If at the time of any valuation of the assets of the trust the Trustee is holding any balance for deferred distribution to any former participant or his or her beneficiary under any arrangement which precludes sharing in the earnings and losses of the trust (whether or not such arrangement calls for the accrual or payment of interest on such balance), such balance and any interest accrued thereon shall be treated as both an asset and a liability of the trust. As of each date as of which the Trustee determines the net worth of the trust, the Trustee shall, except for any balance described in the preceding sentence, adjust the net credit balance in each account of each participant upward or downward, PRO RATA, so that the total of such net credit balances equals the total net worth of the trust. Each such adjustment shall be effected before the making of any credits to participants' accounts as of the same date for contributions or forfeitures and by charging taxes or expenses which the Trustee decides to deduct in accordance with the provisions of this paragraph solely to those accounts of participants that arise by virtue of Company contributions.

    16.02. DISTRIBUTION OF BENEFITS UPON DEATH; ELECTIONS. Upon being notified by a Company in writing of the death of a participant (whether or not still employed immediately prior to death), the Plan Administrator shall determine the aggregate value of the credit balances of such participant's various accounts and then shall instruct the Trustee to distribute such value to the participant's surviving spouse (if any) in one lump sum, unless the participant's surviving spouse has consented under the provisions of this 16.02 to a distribution to someone else, in which event the Trustee shall distribute the aforesaid value in accordance with the beneficiary designation to which such spouse has consented.

    If a participant is not married on the date of his or her death and has made an effective beneficiary description, or if prior to a participant's death, the participant and his or her spouse elected under the provisions of this PARA6.02 to designate a beneficiary other than the participant's spouse, the Plan Administrator shall notify the Trustee in writing of the names and addresses of the participant's designated beneficiary or beneficiaries. The Trustee shall then distribute an amount equal to each beneficiary's share of the aggregate value of the credit balances of such participant's various accounts to such beneficiary in one lump sum.

    If a participant is not married at the time of his or her death and does not have an effective designation of beneficiary on file with the Plan Administrator at such time, the Trustee shall, upon being notified by the Company in writing of such fact and the names of such participant's surviving lineal descendants, if any, distribute such benefits as mav then become due to the following beneficiary or beneficiaries in one lump sum: if such participant has surviving lineal descendants, to such descendants, PER STITPES; if such participant does not have any surviving lineal descendants, to his or her estate.

    Each employee of the Company shall, at the time he or she becomes a participant in the Plan, designate in writing one or more beneficiaries to receive the benefits payable under this paragraph. A participant may at any time revoke or change any designation of beneficiary previously made by him or her by filing written notice of such revocation or change with the Plan

Administrator. A participant's spouse must consent in writing to any beneficiary designation which designates a beneficiary other than the participant's spouse or would eliminate or reduce the benefits he or she would otherwise be entitled to receive under the Plan, and such consent must acknowledge the effect it will have on such spouse and be witnessed by a representative of the Plan Administrator or a notary public. A beneficiary designation, designating anyone other than a participant's spouse to receive benefits hereunder, shall automatically be revoked upon the subsequent marriage or remarriage of the participant, unless the participant's new spouse consents to such designation as provided in this 16.02.

    16.03. DISTRIBUTION OF BENEFITS UNDER OTHER CIRCUMSTANCES. Upon being notified by a Company in writing that a participant has terminated employment for any reason other than death, the Plan Administrator shall determine the aggregate value of the credit balances of such participant's accounts and his or her vested interests therein, and then shall instruct the Trustee to distribute an amount equal to the value of such vested interests to such participant as follows:

         (a) If the credit balance in such participant's accounts is $3,500 or less, or if (i) the credit balance in such participant's accounts is more than $3,500 and (ii) such participant and his or her spouse (if any) elect to receive a lump sum distribution, then in one lump sum;

         (b) Otherwise, in one lump sum on the date on which the participant reaches his or her normal retirement date.

    PARA6.04. COMMENCEMENT OF DISTRIBUTIONS. Distribution of benefits pursuant to the provisions of Section 6 shall be made as soon as administratively feasible after the participant separates from service by reason of reaching his or her normal retirement date, or in the event of total and permanent disability (as defined in PARA2.15 hereof) or death. Otherwise, distribution of benefits shall be made or commence as soon as administratively feasible after the fifth plan year following the plan year in which the participant separates from service; provided that, such participant is not reemployed by a Company before distribution is required to begin hereunder. For purposes of calculating the value of a participant's benefits under the provisions of this 6. the account balance of a participant shall not include Company stock acquired with the proceeds of a plan loan, as described in PARA7.05 hereof and in Section 404(a)(9) of the Internal Revenue Code, until the close of the plan year in which such loan is repaid in full.

    In any event, distribution of benefits hereunder will commence not later than the sixtieth (60th) day after the latest of the close of the plan year in which: (i) the participant attains the age of 65; (ii) occurs the tenth (10th) anniversary of the year in which the participant commenced participation in the Plan; or (iii) the participant terminates his service with the Companies.

    16.05. DISTRIBUTIONS PRIOR TO TERMINATION OF EMPLOYMENT. Distribution of benefits to a participant who attains age 70-1/2 in a plan year must commence not later than the April 1st of the next plan year, even if such participant has not yet terminated employment. Distributions to such participants shall be made in one lump sum.

    A participant who has attained age 55 and completed at least ten (10) years of participation in the Plan shall be notified of his or her right to elect to withdraw a portion of his or her Company Stock Account. An election to withdraw must be made on such forms as are prescribed by the Plan Administrator, and shall be filed with the Plan Administrator within ninety (90) days after the close of each plan year in the election period. For purposes of this paragraph, the "election period" means the period of six (6) consecutive plan years beginning with the plan year in which the participant first becomes eligible to make a withdrawal. For each of the first five plan years in the election period, the participant may elect to withdraw an amount which does not exceed twenty-five percent (25%) of the balance in his or her Company Stock Account, less any amounts previously withdrawn under the provisions of this paragraph.
In the sixth plan year in the election period, the participant may elect to withdraw an amount which does not exceed fifty percent (50%) of the balance in his or her Company Stock Account, less all amounts previously withdrawn. The Trustee shall distribute, at the direction of the Plan Administrator, all amounts withdrawn pursuant to the provisions of this paragraph within ninety (90) days after the end of the applicable election period.

    PARA6.06. DISTRIBUTIONS IN KIND; PUT OPTION; RIGHT OF FIRST REFUSAL. Distribution of benefits pursuant to the provisions of Section 6 shall be made in the form of Company stock, provided that fractional shares may be converted to money and distributed in that form. If a terminating participant or his or her designated beneficiary (as the case may be) desires to sell the Company stock which has been distributed to him or her, the Company or the trust shall purchase such stock at any time during the following two put option periods. The first put option period shall be for sixty (60) days beginning on the date of distribution. The second put option period shall be for sixty (60) days beginning after a new determination of fair market value (and notice to the participant thereof) has been made for the following plan year.

    The purchase price for stock which is subject to the put option shall be its fair market value, as determined under the provisions of PARA6.01. Payment of the purchase price shall be made in substantially equal annual installments over a five (5) year period commencing thirty (30) days after the participant exercises the put option. The deferred portions of the purchase price shall be adequately secured and shall bear a reasonable rate of interest. The Company or the trust (as the case may be) shall have the right to prepay the deferred portions of the purchase price.

    Any shares of Company stock distributed to participants pursuant to the provisions of this PARA6.06 shall be subject to a right of first refusal. The right of first refusal shall provide that, prior to any subsequent transfer by the recipient of such shares, the shares must first be offered for purchase in writing to the Company, and then to the trust, at its most recent value, as determined under the provisions of PARA6.01 hereof. The Company and the trust shall have fourteen (14) days to exercise the right of first refusal.

    Any shares of Company stock distributed by the trust may include a legend restricting the transferability of such shares as hereinabove provided, or as may be required in order to assure compliance with applicable state and federal securities laws. Except as is provided in this PARA6.06, no shares of Company stock held. or distributed by the Trustee mav be subject to a put, call or other option, or buy-sell or similar arrangement. The restrictions on transferability provided in this PARA6.06 shall continue to be applicable to Company stock even if this plan ceases to be an Employees Stock Ownership Plan under Section 4975(e) (7) of the Internal Revenue Code (as now enacted or hereafter amended).

                  Section 7.  ADMINISTRATION OF THE PLAN AND TRUST

    PARA7.01. POWERS AND DUTIES OF PLAN ADMINISTRATOR; APPEALS FROM DETERMINATIONS. The Plan Administrator shall be a "named fiduciary" within the meaning of Section 402 of the Employee Retirement Income Security Act of 1974 or any other statute of like tenor and effect which may hereafter be enacted. It shall have exclusive responsibility and authority for administering the Plan, except to the extent that such responsibility and authority are delegated to the Trustee by the provisions of this Agreement (and only to that extent). It shall have all powers necessary to carry out the provisions of this Agreement, including, without limitation, the power to delegate any portion of its responsibility and authority hereunder to any other individual or entity. It shall discharge its responsibilities hereunder on a non-discriminatory basis.

    Each Company shall pay all expenses of administering the Plan and Trust, including, without limitation, the compensation of the Trustee and all persons employed in accordance with the provisions of PARA7.02. However, neither Company shall pay any income or other tax which may be imposed upon the Trustee or the trust estate. No compensation or expense of the Plan or Trust shall be a charge upon the trust estate unless the applicable Company shall fail to pay it upon demand.

    The Trustee shall not be obligated to take any action or appear or participate in any action which would subject it to expense or liability unless it is first furnished with funds by the applicable Company sufficient in its judgment to meet such expense or liability.

    The Plan Administrator shall resolve all questions concerning the meaning or validity of this Agreement, including, without limitation, all questions concerning eligibility to participate hereunder and the distribution of benefits herefrom. If the Plan Administrator makes any determination hereunder that is adverse to the interests of any employee, participant or beneficiary, the Plan Administrator shall notify such employee, participant or beneficiary in writing of such determination, the reasons there for and his appeal rights in readily understandable language. Any employee, participant or beneficiary who believes that any determination hereunder which is adverse to his interests is erroneous may appeal such determination to the Plan Administrator's Board of Directors by filing a written statement of appeal with such Board within sixty (60) days after receiving notification of the determination. Each statement of appeal shall set forth with particularity the reasons that the appealing party believes that the determination covered thereby is erroneous. The Plan Administrator's Board shall, upon request by an appealing party, hold a hearing with respect to an appeal at which the appealing party shall be entitled to be represented by counsel. All decisions by the Plan Administrator's Board on any appeal shall be in writing, shall set forth the reasons for the conclusions reached, and shall be binding and conclusive on all interested parties.

    PARA7.02. APPOINTMENT OF AGENTS OR OTHERS. Upon being notified in writing by the Plan Administrator to do so (but not otherwise), the Trustee shall appoint to manage the assets of the trust estate such individual or entity as the Plan Administrator may designate in its notice, provided only that the individual or entity so designated meets the requirements of an 'investment manager' set forth in Section 3(38) of the Employees Retirement Income Security Act of 1974 or any statute of like tenor and effect which may hereafter be enacted. The Trustee shall not be liable, either jointly or severally, for the acts or omissions of any investment manager appointed pursuant to the provisions of this PARA7.02. Moreover, the Trustee shall not be obligated, either jointly or severally, to invest or otherwise manage any assets of the trust estate which are under the management of any investment manager appointed pursuant to the provisions of this PARA7.02.

    Except as is otherwise provided in the preceding paragraph, the Plan Administrator or the Trustee may employ any agents, attorneys-in-fact, attorneys-at-law, accountants, actuaries, appraisers, brokers, custodians or other advisers, specialists or assistants whose services are deemed desirable in connection with the administration of the trust. Neither the Plan Administrator nor the Trustee shall be liable for any neglect, omission, misconduct or default of any such person, provided he was selected and retained with reasonable care.

    No employee of either Company who is serving as Trustee hereunder or to whom the Plan Administrator delegates any portion of its responsibility and authority hereunder in accordance with the provisions of PARA7.01 shall be paid any compensation out of the trust estate.

    PARA7.03. TRUSTEE'S INVESTMENT POWERS. The Trustee shall have the investment powers enumerated in this and succeeding sections in addition to, and not in modification or limitation of, any inherent or implied or statutory investment powers he may now or hereafter have.

    The Trustee shall invest the assets of the trust primarily in shares of the Company's common stock and may invest up to one hundred percent (100%) of Company contributions to the trust in such shares, except that the Trustee may maintain a reasonable cash reserve to facilitate distributions.


    The Trustee may carry fractional shares of the Company's common stock in a participant's account until distribution thereof is required by the provisions of Section 6.

    Except as is otherwise provided in this PARA7.03, the Trustee may make investments for the Trust having regard to the production of income and the protection of the purchasing power of principal as well as to the security of principal. The Trustee shall exercise its investment powers with the care, skill, prudence and diligence under the circumstances prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. It shall diversify the investments of the Trust so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so. It shall not be restricted by any statute or rule of law designating investments eligible for trusts.

    Subject only to the limitations set forth above, the Trustee may invest and reinvest the principal and income of the trust in such securities or property, real or personal, wherever situated, as it shall deem advisable, including, but not limited to: stocks, common or preferred, whether or not listed on any exchange; shares, common or preferred, of investment companies or investment trusts, whether open-end or closed-end; general and limited partnership interests; and bonds, notes or other evidences of indebtedness or ownership, regardless of by whom issued or of when or whether the same shall mature or of whether the same are secured or unsecured and, if secured, regardless of the character of the security or of the location of any property constituting the security. The foregoing powers include the power to invest in obligations and stocks issued by any government or public corporation, shares or certificates or other evidences of deposit issued by any federally insured savings and loan association or building and loan association, and common trust funds maintained by any financial institution, whether or not such financial institution is serving as a Trustee hereunder.

    The Trustee may invest and reinvest assets in any common trust fund maintained by the Trustee for employee benefit trusts. Money and other assets of the trust invested in any such common trust fund shall be held and administered in accordance with the terms and provisions of such common trust funds. All of the terms and provisions of any such common trust fund, as the same shall be from time to time amended, altered or supplemented, shall be deemed to be incorporated herein and to be a part hereof at all times when any money or other assets of the trust are held in any such common trust fund.

    The Trustee may invest and reinvest in shares or certificates or other evidences of deposit issued by, or to deposit funds in, a bank (including the Trustee, if a bank, and any bank affiliated with the Trustee) organized under the laws of, or a savings and loan or building and loan association chartered by, the United States or any state thereof, or the District of Columbia.

    PARA7.04. CASH RESERVE. The Trustee may from time to time keep such portion of the trust estate in cash balances as it believes to be necessary to provide for anticipated current disbursements, to meet liabilities or for other purposes. Such cash balances may be deposited in such interest-bearing accounts as the Trustee may select. For purposes of this PARA7.04, the term "interest-bearing accounts" shall include, but shall not be limited to, money market certificates, cash funds, commercial paper having a maturity date of 280 days or less, and federally insured bank or savings and loan accounts or certificates of deposit. The Trustee shall not incur any liability because of any loss of such cash balances if it exercised reasonably judgment in the selection of such interest-bearing accounts, nor shall it be liable for loss of any interest thereon.

    PARA7.05. POWERS RESPECTING PROPERTY; LOANS TO FINANCE THE ACQUISITION OF COMPANY STOCK. The Trustee may accept, hold for such time as it may deem advisable, manage, improve, protect and alter all property delivered or conveyed to it by any Company or otherwise acquired by it. It may contract to sell or exchange, sell or exchange at public or private sale or otherwise, or convey, transfer, release, abandon or otherwise dispose of any property, real or personal. It may grant options to purchase the whole or any part of any real or personal property or any interest therein. It may transfer or convey real or personal property to a successor Trustee or Trustees and grant to him or them all the title, estate and powers vested in the Trustee with respect to such property. It may mortgage, pledge or otherwise encumber any real or personal property, in possession or reversion, and borrow money on the credit of the trust estate. It may lease, assign and take assignments of leases, contract to make leases, and grant options to lease and options to renew leases, all irrespective of the time of commencement of any lease or the duration of the trust. It may manage, operate, repair, develop, improve or partition any real property constituting a part of the trust estate. It may grant easements or charges of any kind, and release, convey or assign any right, title or interest with respect to any easement pertinent to any real property constituting a part of the trust estate. It may deal with any real or personal property in any other ways and for any purposes or considerations that it would be lawful for any person owning such property to deal with it. It may execute, acknowledge and deliver any deeds, mortgages, releases, consents, waivers, documents of transfer and conveyance, guarantees and other instruments of every kind and nature which it deems necessary, desirable or appropriate in carrying out the provisions of this Agreement. It may purchase and carry such insurance, including public liability and property damage insurance, against such hazards to it or to the trust estate, in such amounts, and in such stock or mutual companies, as it shall deem advisable. It may consent to change any rate of interest on, or extend the maturity date of, or make any other modification in the terms of, any debt or obligation due to or from it. It may renew or extend or participate in the renewal or extension of any agreement or guarantee upon such terms as it deems advisable. It may agree to any other modification or change in the terms of any agreement or guarantee in any manner and to any extent that it deems advisable. It may waive any default in the performance of any covenant or condition of any agreement or guarantee, and it may enforce any such default, in any manner and to any extent that it deems advisable. It may exercise and enforce any and all rights of foreclosure, bid in property on foreclosure, or take a deed in lieu of foreclosure with or without paying a consideration therefor. It may release any obligation due to it and exercise and enforce in any action, suit or proceeding at law or in equity any right or remedies in respect of any such obligation. It may do any and all of the things authorized by this section at any time and from time to time and for any consideration (including no consideration) and upon any terms approved by it.

    The Plan Administrator may direct the Trustee to incur loans to finance the acquisition of Company stock (hereinafter called the "Financed Shares"), and in such event, the proceeds of the loan shall be used solely for such stock acquisitions. Any such loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. The loan may be secured by a pledge of the Financed Shares. No other trust assets may be pledged as collateral for the loan, and no lender shall have recourse against trust assets other than the Financed Shares remaining subject to the pledge. If the lender is a party-in-interest (as defined by the Employees Retirement Income Security Act), the loan must provide for a transfer of trust assets to the lender on default only upon and to the extent of the failure of the trust to meet the payment schedule of the loan. Any pledge of Financed Shares must provide for the release of the shares so pledged as payment on the loan is made by the Trustee and the allocation of such Financed Shares to participants' Company Stock Accounts under PARA4.04 hereof. Payments of principal or interest on any such loan shall be made by the Trustee only from Company contributions paid in cash to enable the Trustee to repay such loan, earnings attributable to such Company contributions, or cash dividends received by the trust on the Financed Shares; and the payments made with respect to such loan shall not exceed the sum of such Company contributions and earnings and dividends for that plan year (and prior plan years), less the amount of payments for prior plan years. If either Company is the lender with respect to such loan, Company contributions may be paid in the form of cancellation of indebtedness under such loan. If neither Company is the lender with respect to such loan, either Company may elect to make payments on such loan directly to the lender and to treat such payments as Company contributions.

    PARA7.06. POWERS TO MANAGE, VOTE, ETC., SECURITIES. The Trustee may cause any security to be registered in its name as Trustee hereunder or in the name of one or more nominees, or place it in the custody of a custodian to be held by such custodian in any form or name at any place or places acceptable to the custodian and the Trustee, or take and keep the same unregistered and retain it in such condition that it will pass by delivery.

    Shares of Company stock owned by the Plan shall be voted by the Trustee only in such manner as shall be directed by the Plan Administrator. With respect to any corporate matter which involves the voting of shares of Company stock at a shareholder meeting and which constitutes a merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or a similar transaction specified in Section 409(e)(3) of the Internal Revenue Code (and the regulations promulgated thereunder), each participant or beneficiary will be entitled to direct the voting of shares of Company stock then allocated to his or her Company Stock Account. Any allocated shares of Company stock with respect to which voting directions are not given shall not be voted. Shares of Company stock held by the Plan which have not yet been allocated to the Company Stock Account of any participant shall be voted in the manner determined by the Plan Administrator.

    Except as is otherwise provided hereinabove, the Trustee may: attend any and all corporate meetings, act upon any and all questions that may come before any such meeting; grant proxies or powers of attorney (which may be general or special, discretionary, and with or without power of substitution) to authorize others to vote any stock or other security held in the trust estate in any such meetings and take any other action or exercise any right which the Trustee itself could take or exercise if present; exercise or dispose of or waive or abandon subscription, conversion and other rights and options accruing with respect to any stock or other security held in the trust estate; become a party to any voting-trust agreements respecting any stock or other security held in the trust estate; oppose or consent to or otherwise participate in any mergers, consolidations, reorganizations or readjustments of capital structures or other changes affecting companies or other organizations issuing stock or other securities held in the trust estate; consent to the sale, mortgage, pledge or lease of any property of any company or other organization any of the securities of which may be held in the trust estate; join in any reorganization or protective plan; serve as members of any stockholders' or bondholders' protective or other committee; delegate discretionary powers to any such committee; pay money and incur obligations in connection with anything done pursuant to this section; execute and deliver any and all instruments which the Trustee may deem it necessary, desirable or appropriate to execute and deliver in connection with the ownership or disposition of any security; and generally have and exercise in dealings with third parties with respect to securities the rights, powers and privileges of absolute owners.

    PARA7.07. SIGNING OF DOCUMENTS AND INSTRUMENTS. At any time when two or more Trustees are serving hereunder, the act of a majority of the Trustees shall be the act of all of the Trustees. Any document or instrument to be signed by or on behalf of the

Trustees may be signed by all of them or, if they so specify in a writing signed by a majority of them, by any one or more of them or by any one or more other persons. Any such document or instrument so signed may be fully relied upon by any interested person as though it had been signed by all of the Trustees.

    PARA7.08. OTHER POWERS OF TRUSTEE. The Trustee may generally, in addition to all of the particular powers elsewhere herein conferred upon it, do all things for the preservation and enhancement of the trust estate that it may deem necessary, desirable or appropriate to do. The Trustee may act under this Agreement without prior notice to any person and without the authority or approval of any court. Wherever in any provision of this Agreement conferring power or authority upon the Trustee, "and" or "or" is used in any series of words, phrases or clauses, it shall be construed as both conjunctive and disjunctive, the context permitting. All powers of the Trustee shall be continuing ones; none shall be exhausted by the exercise or repeated exercises thereof; and a power once exercised may be exercised in a different way and with a different or inconsistent result upon any subsequent exercise thereof.

    PARA7.09. RELIANCE BY TRUSTEE. The Trustee may rely upon any affidavit, certificate, letter, telegram or other written or oral notice or statement reasonably believed by it to be genuine. The Trustee may rely upon the information furnished and directions given to it by either Company or the Plan Administrator in accordance with the provisions hereof, and if, by so relying, it makes payments in excess of those to which a participant or beneficiary is entitled hereunder or fails to make payments to which a participant or beneficiary is entitled, it shall be indemnified, and the excess expenditure, if any, from the trust estate shall be reimbursed by the applicable Company. No successor Trustee shall have any duty to inquire into the administration of the trust by any predecessor, nor any liability with respect to such administration or any failure of any predecessor fully to carry out his obligation as Trustee.

    PARA7.10. ACCOUNTS AND AUDITS. As of each valuation date, the Trustee shall render to the Plan Administrator and each participant a statement of the condition of the trust and such participant's accounts therein at such date and of the operations of the trust during the fiscal period ended on such date. The Plan Administrator may, at any time or times, at its expense, cause an audit to be made of the books and accounts of the Trustee pertaining to the trust. Upon the specific written approval by the Plan Administrator of any account rendered by the Trustee pursuant to this Agreement, the Trustee shall be forever released and discharged from all liability and accountability to anyone with respect to the propriety of its acts and transactions as shown in such account. However, the Trustee is not hereby precluded from having any account judicially settled by a court of competent jurisdiction.

    PARA7.11. SUCCESSOR TRUSTEES. Any Trustee may be removed at any time by the Board of Directors of the Plan Administrator upon written notice to such Trustee. Any Trustee may resign at any time by written notice to the Plan Administrator and the remaining Trustees, if any. There may, at any given time, be one Trustee or any number of Trustees, as the Board of Directors of the Plan Administrator shall determine. When a vacancy occurs which the aforesaid Board desires or is required to fill, such Board shall forthwith appoint a successor Trustee or two or more successor Co-Trustees. Any person or entity so appointed shall become a Trustee upon the filing of his acceptance in writing with the Plan Administrator. If he is removed or resigns, a Trustee shall, immediately upon request of either Company or any other Trustee, execute all documents necessary to transfer the trust assets to any successor Trustee or Trustees.
Any successor Trustee or Trustees shall have and exercise all the powers and authority, discretionary and otherwise, herein conferred upon the original Trustee, shall be bound by the obligations and duties herein imposed upon the original Trustee, and shall be entitled to all the privileges and immunities herein granted to the original Trustee.

    PARA7.12. LIABILITY OF TRUSTEE. The Trustee shall not be liable for any loss to or diminution in value of Company stock held as Trust assets or for any action it takes or refrains from taking in accordance with proper directions from the Plan

Administrator. The Plan Administrator shall indemnify the Trustee, to the extent permitted by law, against liability or expense, except for such liability or expense as may result by reason of the Trustee's own negligence or willful misconduct. The Trustee shall not be required to pay interest on any portion of the Trust assets which is held uninvested at the direction of the Plan Administrator.

                    Section 8.  AMENDMENT AND TERMINATION OF PLAN

    PARA8.01. RIGHT TO REVISE OR AMEND, ETC. Except as herein limited, the Companies, acting collectively, by action of their Boards of Directors shall have the right at any time and from time to time, without the consent of participants or beneficiaries or the Trustee, to amend, in whole or in part, any or all of the provisions of this Agreement. Any amendment and the date on or as of which it is to be effective shall be stated in an instrument in writing signed by an officer of each of the Companies and delivered to the Trustee. As of such effective date, this Agreement shall be deemed to have been amended as provided in such instrument, and the parties hereto and all participants and beneficiaries shall be bound thereby. No amendment shall (a) revest any part of the trust estate in either Company, (b) make possible the diversion of the trust estate or any part thereof to any purpose other than the exclusive benefit of the participants or their beneficiaries, (c) operate to divest any participant's already vested rights, (d) decrease a participant's account balance, (e) eliminate an optional form of distribution or an early retirement benefit available to a participant or beneficiary, or (f) increase the duties or liabilities of the Trustee without its written consent.

    PARA8.02. RIGHT TO TERMINATE. The Companies have established this Plan with the BONA FIDE expectation and intention that it will be permanent.
However, circumstances not now foreseen or
beyond the control of the Companies may make it either impossible or inadvisable
for a Company or both Companies to continue the Plan as now anticipated   The
Board of Directors of all of the Companies acting collectively may, therefore, terminate the Plan in whole or in part at any time by adopting a resolution of termination and delivering written notice thereof to the Plan Administrator and the Trustee. In addition, the Board of Directors of either Company, acting separately, may terminate its own participation in the Plan. A complete discontinuation of all contributions to the Plan shall constitute a complete termination of the Plan.

    PARA8.03. DISPOSITION OF TRUST FUNDS UPON TERMINATION. Upon partial or complete termination of the Plan, the interests of all affected participants in their respective accounts shall immediately become fully vested and thereafter shall not be forfeitable for any reason. The Trustee shall reserve such amounts as it deems necessary to provide for the payment of any expenses, compensation or claims which it is not reasonably assured will be paid by the Companies pursuant to the provisions of PARA7.01 and then shall distribute to each such participant or his beneficiary, as the case may be, in the manner set forth in
Section 6, all of the remaining assets held in or for the benefit of his various accounts. When the Trustee files a final account with the Plan Administrator for the period since that covered by its last account under PARA7.10, the Trustee shall be discharged.

    PARA8.04. INTERNAL REVENUE SERVICE APPROVAL. If the Internal Revenue Service determines that the Plan and the Trust created hereby do not qualify initially under the provisions of Section 401(a) and Section 501(a), respectively, of the Internal Revenue Code, and if the Companies fail or refuse to amend the Plan in such a manner as to make it qualify under such provisions within thirty (30) days after such determination, the Plan shall terminate, and, notwithstanding the provisions of PARA8.03, the assets of the trust estate shall be disposed of as follows: After reserving from Company contribution accounts, PRO RATA, such amounts as the Trustee deems necessary to provide for the payment of any expenses, compensation or claims which it is not reasonably assured will be paid by the Companies pursuant to the provisions of PARA7.01, the Trustee shall distribute to each participant, former participant or beneficiary that portion of the remaining assets held in or for the benefit of his or her Company contribution account that equals his or her vested interest therein immediately prior to such termination, plus all of the assets held in or for the benefit of his or her other accounts, and shall distribute to the Companies the balance of the assets held in the trust estate

    Notwithstanding the foregoing provisions of this PARA8.04, any amounts returned to a Company as hereinabove provided must be returned to that Company within one (1) year after denial of qualification.

                         Section 9.  MISCELLANEOUS PROVISIONS

    PARA9.01. MERGERS WITH OTHER PLANS. This Plan may not be merged or consolidated with, or have its assets or liabilities transferred to, any other retirement plan, whether or not qualified under the-applicable provisions of the Internal Revenue Code as now enacted or hereafter amended, unless immediately after such merger, consolidation or transfer each participant in this Plan would receive from the merged, consolidated or transferee plan, if such plan were then terminated, a benefit equal to or greater than the benefit such participant would receive from this Plan immediately before such merger, consolidation or transfer, if this Plan were then terminated.

    PARA9.02. CONTINUATION OF PLAN BY SUCCESSOR EMPLOYER. Any successor to the business of either Company, by whatever form or manner resulting, may continue this Plan by executing an appropriate supplement hereto. Such successor shall automatically succeed to all rights, powers and responsibilities of that Company hereunder. The employment of any employee who continues in the employ of such successor shall not be deemed to have been interrupted or terminated for any purpose hereof by virtue of such succession.

    PARA9.03. PARTIES TO LEGAL ACTIONS. In any action or proceeding involving any matter related in any way to the Plan or the Trust or any part of the trust estate, the Companies, the Plan Administrator and the Trustee shall be the only necessary parties, and no employees or former employees of either Company or their beneficiaries or any other person claiming an interest in the Plan or the Trust shall be entitled to any notice of process.

    PARA9.04. CONFORMITY TO FEDERAL REQUIREMENTS. The Plan Administrator and the Trustee shall endeavor to act hereunder so as to conform to the provisions of the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, any similar future laws, and the lawful rules and regulations promulgated thereunder, to the end that the Plan will be a "qualified" Plan and the Trust will be a tax-free Trust under such laws, and to the further end that the contributions made by the Companies will be deductible from their gross income in computing their net income for income tax purposes. Nothing in this Agreement shall be construed as authorizing the Trust to engage in a "prohibited transaction" under the aforesaid laws or any similar future laws, or as authorizing the Trust to engage in a business so as to cause the Trust to be classified as a "corporation" or "association" under any such laws. Nothing in this Agreement shall be deemed to be treated as an acquiescence in or consent to any improper or extralegal rules or regulations which the Commissioner of Internal Revenue or the Secretary of the Treasury or the Secretary of Labor may make, however.

    PARA9.05.  IMPACT OF PLAN ON EMPLOYMENT RIGHTS.  The right of either
Company to discharge, lay off and discipline participants, or otherwise to deal with or control them as employees, shall not be affected by reason of any of the provisions of this Plan. The adoption and maintenance of the Plan shall not be deemed to be consideration for or an inducement to or a condition of the employment of any person, and shall not interfere with either Company's or any person's right to contract with respect to or to terminate employment at any time or times. Neither the establishment of the Trust hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any participant or other person any legal or equitable right against either Company, the Plan Administrator or any officer or employee thereof or the Trustees, except as herein provided.

    PARA9.06. NONALIENATION OF BENEFITS. Except as may otherwise be provided in Section 401 (a) (13) (A) of the Internal Revenue Code (as now enacted or hereafter amended) with respect to "qualified domestic relations orders", as defined in Section 414 (p) of the Internal Revenue Code (as now enacted or hereafter amended)), no portion of or interest in the trust estate payable to or held for any participant or beneficiary shall be anticipated, alienated, sold, transferred, assigned, otherwise disposed of, or in any manner pledged, charged or encumbered by any participant or beneficiary while in the possession and control of the Trustee.

    PARA9.07. SEPARABILITY. Each provision hereof shall be independent of each other provision. If any provision hereof proves to be, or is finally held by any court, tribunal, board or authority of competent jurisdiction to be invalid or not to meet the requirements of Sections 401 and 501 of the Internal Revenue Code or the Employee Retirement Income Security Act of 1974, or any similar future law and the lawful rules and regulations promulgated thereunder, so as to disqualify this Trust as a tax-free Trust, contributions to which are deductible by the Companies in the computation of their net income for income tax purposes, such invalid or violative provision shall be disregarded and shall be deemed to be null and void, but nullification of any such provision shall not otherwise impair or affect this Agreement or any other provision hereof. Nothing in this paragraph shall be treated or interpreted so as to work a reversion or diversion of any funds from the Trustee to either Company .

    PARA9.08. CAPTIONS. The captions at the beginnings of the several sections and paragraphs of this Agreement are not part of its context, but are only guides or labels to assist in the reading thereof, and are to be ignored in construing it.

IN WITNESS WHEREOF, this Agreement has been executed by the

parties hereto on the date set forth above.



                                               DYNACRAFT GOLF PRODUCTS,  INC.
                                               By: /s/ Joseph Altomonte
                                                   --------------------

                                               PAL JOEY CUSTOM GOLF, INC.
                                               By: /s/ Joseph Altomonte,Jr.
                                                   ------------------------



                                               THE HUNTINGTON TRUST CO., N.A.
                                                   COLUMBUS, OHIO, Trustee

                                               By: /s/ Rita K. Edwards, V.P.
                                                   -------------------------

                                  FIRST AMENDMENT TO
                         DYNACRAFT EMPLOYEES STOCK OWNERSHIP
                               PLAN AND TRUST AGREEMENT

    This is an Amendment executed as of March 30, 1993, to the Employees Stock Ownership Plan and Trust Agreement of Dynacraft Golf Products, Inc. and Pal Joey Custom Golf, Inc. (hereinafter called the "Plan"), which was executed on January 30, 1991.

    Paragraph 2.06 of the Plan is hereby amended to read in its entirety as follows:

    "PARA2.06. ONE-YEAR BREAK-IN-SERVICE. A "one-year break-in-service" is a twelve (12) consecutive month period (computation period) during which an employee performs 500 or less hours of service for either Company or any combination of Companies. Transfers of employment from one Company to another Company shall not be taken into account in determining whether a break-in-service has occurred.

    For purposes of determining breaks-in-service for purposes of eligibility, the initial eligibility computation period is the twelve (12) consecutive month period beginning on the date the employee first performs an hour of service (employment commencement date). The succeeding twelve (12) consecutive months periods commence with the first plan year which commences prior to the first anniversary of the employee's employment commencement date regardless of whether the employee is entitled to be credited with more than 500 hours of service during the initial eligibility computation period. An employee who is credited with more than 500 hours of service in both the initial eligibility computation period and the first plan year which commences prior to the first anniversary of the employee's initial eligibility computation period will be credited with two (2) years of service for purposes of eligibility to participate.

    For purposes of computing an emp1oyee's non-forfeitable right to the account balance derived from employer contributions, breaks-in-service will be measured by the plan year."

    Subparagraph (a) of PARA6.03 of the Plan is hereby amended to read as follows:

         "PARA6.03.  * * *

    (a) If the credit balance in such participant's accounts is $3,500.00 or less, of if (i) the credit balance in such participant's accounts is more than $3,500.00 (or at the time of any prior distribution exceeded $3,500.00) and (ii) such participant and his or her spouse (if any) elect to receive a lump sum distribution, then in one lump sum;"

    A new PARA6.07, reading in its entirety as follows, is hereby added to the
    Plan:

    "PARA6.07. MINIMUM DISTRIBUTION REQUIREMENTS. All distributions required under this S6 shall be determined and made in accordance with the Proposed Regulations under S401(a) (9) of the Internal Revenue Code (as now enacted or hereafter amended), including the minimum distribution incidental benefit requirement of Sl.401(a)(9)-2 of the Proposed Regulations of the Internal Revenue Service."

This Amendment shall be effective January 1, 1991, the effective date of the Plan. In all other respects, the Plan shall remain in full force and effect as originally adopted.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                                 DYNACRAFT GOLF PRODUCTS, INC.
                                   By:  /s/ Joseph Altomonte, Jr.  CEO
                                        -----------------------------------

                                   PAL JOEY GOLF, INC.
                                    By: /s/ Joseph Altomonte, Jr. President
                                        -----------------------------------

                                        /s/ Kathy Zeller, Trustee
                                        -----------------------------------

                                        /s/ Brian Rapp, Trustee
                                        -----------------------------------

                                        /s/ Jeffrey C. Conner, Trustee
                                        -----------------------------------

                                        /s/ Tiffany Patznick, Trustee
                                        -----------------------------------

                                   SECOND AMENDMENT
                                        TO THE
                       DYNACRAFT EMPLOYEES STOCK OWNERSHIP PLAN



WHEREAS, Dynacraft Golf Products, Inc., (the "Employer") has adopted a qualified retirement plan (the "Plan") for the benefit of its eligible employees and their beneficiaries; and

WHEREAS, Section 8 of the Plan reserves to the Employer the right to amend the Plan; and

WHEREAS, the Employer desires to amend its Plan;

NOW, THEREFORE, the Employer hereby amends the Plan effective January 1, 1992, as follows: Section 4.04(c) shall be changed to read as follows:


                      (c)       Loan Suspense Account. Any Financed Shares
(as defined in PARA7.05 hereof) acquired by the trust shall initially be credited to a Loan Suspense Account of each participant only as payments on the loan to acquire such shares are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocation to a participant's Company Stock Account for each plan year shall be determined by multiplying the total number of Financed Shares held in the Loan Suspense Account immediately before such release by a fraction The numerator of the fraction shall be the amount of principal paid on the loan to acquire financed Shares for the plan year, and the denominator of the fraction shall be the total amount of all future principal payments projected to be paid on the loan to acquire such shares.

Executed at Newark, Ohio this 14th day of September, 1993.

                                        Dynacraft Golf Products, Inc.

                                             Employer /s/ Joseph Altomonte, Sr.
                                                      -------------------------

          Trustee /s/ James B. Holloway           Trustee /s/ Kathy Zeller
                  ---------------------                   ------------------
          Trustee /s/ Tiffany Patznick            Trustee /s/ Jeff C. Conner
                  ---------------------                   ------------------
          Trustee /s/ Brian Rapp
                  ---------------------

                                   THIRD AMENDMENT
                                        TO THE
                       DYNACRAFT EMPLOYEE STOCK OWNERSHIP PLAN




WHEREAS, Dynacraft Golf Products, Inc., an Ohio corporation (the "Company"), has adopted a qualified retirement plan known as the Dynacraft Employees Stock Ownership Plan (the "Plan") for the benefit of its eligible employees and their beneficiaries; and

WHEREAS, the Company desires to amend the Plan in accordance with Section 8 of the Plan;

NOW, THEREFORE, effective as of the dates set forth below, the Company amends the Plan as follows:

1. The Plan shall be amended effective January 1, 1993 to add Section 2.21 as follows:

    2.21. ELIGIBLE DISTRIBUTEE. "Eligible Distributee" means the Participant, the Participant's surviving spouse, or the Participant's former spouse as an alternate payee under a qualified domestic relations order.

2. The Plan shall be amended effective January 1, 1993 to add Section 2.22 as follows:

    2.22. ELIGIBLE RETIREMENT PLAN "Eligible Retirement Plan" means, for a Participant or for a surviving spouse or former spouse of who is a beneficiary or alternate payee of a Participant, an individual retirement account described in Section 408(a) of the Internal Revenue Code or, for a Participant, a qualified plan that accepts the Participant's Eligible Rollover Distribution.

3. The Plan shall be amended effective January 1, 1993 to add Section 2.23 as follows:

     2.23. ELIGIBLE ROLLOVER DISTRIBUTION. "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of an Eligible Distributee, except that an Eligible Rollover Distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (b) any distribution to the extent such distribution is required under section 401 (a)(9) of the Internal Revenue Code; and (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

4. The definition of "Compensation" in Section 2.03 of the Plan shall be amended effective January 1, 1994 to add the following language:

Notwithstanding the foregoing, for Plan Years beginning after December 31, 1993, the annual Compensation of each Participant taken into account under the Plan will not exceed $150,000, as adjusted in accordance with Section 401(a)(17) of the Internal Revenue Code at the same time and in the same manner as under
Section 415(d) of the Internal Revenue Code.

5.  Effective August 5, 1993, the definition of "Hour of Service" in Section
2.04 of the Plan shall be amended to add the following language:

(e) An Employee or Participant who is on a leave of absence to which he or she is entitled under the Family and Medical Leave Act of 1993 ("FMLA") shall be credited with Hours of Service under the Plan during any such leave, provided that such Employee or Participant returns to work at the conclusion of such leave in a manner consistent with the requirements of FMLA and any administrative requirements imposed by the Company that are permissible under FMLA.

6. The Plan shall be amended effective January 1, 1993 to clarify the original intent of Section 6.05 by replacing the last sentence of the first paragraph of
Section 6.05 of the Plan with the following language:

Distributions to such Participants shall be made in one lump sum every year in an amount equal to the minimum distribution required under Section 401(a)(9) of the Internal Revenue Code and the applicable regulations thereunder.

7. The Plan shall be amended effective January 1, 1993 to replace the first sentence of Section 6.06of the Plan with the following language:

Distribution of benefits pursuant to the provisions of Section 6 of the Plan will be made in the form of a cash distribution; provided, however, that if a Participant demands that the distribution of benefits pursuant to the provisions of Section 6 of the Plan be made in the form of Company stock, such distribution will be made in the form of Company stock, except that any fractional share in a Participant's Account will be converted to and distributed in the form of cash.

8. The Plan shall be amended effective January 1, 1993 to add Section 6.08 as follows:

     6.08. ROLLOVER OF PLAN BENEFITS. Notwithstanding any other Plan provision, any Participant or Eligible Distributee who is eligible to receive a distribution of an amount equal to $200 or more that is an Eligible Rollover Distribution may (a) elect to have the entire distribution directly transferred to an Eligible Retirement Plan specified by the Participant or other Eligible Distributee, or (b) if the amount of such distribution is more than $500, elect to have a portion of the distribution equal to at least $500 directly transferred to an Eligible Retirement Plan specified by the Participant or other Eligible Distributee with the balance of such distribution paid in a single sum to such Participant or Eligible Distributee.


    IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed as of the 31st day of December, 1993

                                   DYNACRAFT GOLF PRODUCTS, INC.

                         By: /s/ Joseph A. Altomonte, Sr. Chairman of the Board
                             --------------------------------------------------

                                   PAL JOEY CUSTOM GOLF, INC.

                         By: /s/ Joseph A. Altomonte, Sr. Chairman of the Board
                             --------------------------------------------------